                                                                  Exhibit 10.17*


The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.


                          AMENDMENT TO SUPPLY AGREEMENT

      This AMENDMENT TO SUPPLY AGREEMENT (the "Amendment") is made and entered into this _________day of _____________, 1996, (the "Effective Date"), between WILSON GREATBATCH LTD., ("WGL") an New York corporation, and MEDTRONIC, INC., ("Medtronic") a Minnesota corporation.

                                   WITNESSETH

      WHEREAS, Medtronic and WGL have entered into a Supply Agreement dated July 31, 1991, whereby WGL will manufacture and supply SVO batteries to Medtronic for use in medical devices sold by Medtronic.

      WHEREAS, Medtronic and WGL desire to amend certain terms of the Supply Agreement in writing as required in Section 13.6 of the Supply Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and adequacy whereof is mutually acknowledged, the parties hereby amend the terms end provisions of the Supply Agreement, and otherwise agree as follows:

      1. Development. The capitalized tern's used and not otherwise defined herein shall have the meanings ascribed thereto in the Supply Agreement

      2. Development. Subject to the terms of this Amendment, WGL has agreed to develop the cell whose specifications are set forth on Exhibit A hereto (hereinafter the "7221 cell") at no development cost to Medtronic. The parties agree that for the 7221 Cell the terms of Article 6.3 of the Supply Agreement shell not be applicable. WGL agrees to provide qualified cells and data for submission to the FDA to Medtronic no later than December 1, 1996.

      3. 7221 Cell Price. The parties agree that the price for the 7221 Cell shall be * per unit. The parties agree that Article 6.10, Permitted Price Adjustments, shall not apply to the increase of the 7221 Cell price from * to *. However, subsequent increases in the price of the 7221 Cell shall be subject to
Article 6.10. The parties further agree that the price for the 7221 Cell shall not trigger an audit by Medtronic under Article 6.10(b) or trigger the quota reductions set forth in Article 6.10(c).

      4. Purchase Commitment. Subject to the terms of Section 3 end 4 above and section 5 below, Medtronic agrees to purchase at least * of the 7221 cells. Provided, Medtronic's commitment to purchase shall be subject to following adjustments:

      a) In the event WGL fails to provide qualified cells and adequate battery data for submission to the FDA by December 1, 1996, the purchase requirement shall be reduced by * cells for every day such qualified cells and data are not available.

      b) In the event WGL cannot provide * units by December 15, 1996 and the remainder of the * units on a mutually agreeable delivery schedule, Medtronic's commitment to purchase 7221 cells shall be reduced by * cells for every failure of WGL to meet a scheduled delivery date.

      5. FDA Delay/Lack of Approval. In the event there is a delay in the FDA approval of the device for which these cells are intended or the device is not approved by the FDA for any reason, WGL and Medtronic agree to negotiate in good faith to eliminate, reduce or replace the purchase requirement under Section 4, above, and compensate WGL far reasonable development expenses.

      6. Advance Payment/Inventory Requirement. The parties agree that Article
6.7 of the Supply Agreement shall be amended as follows;

      a)    Subject to Section 6(b) below, the inventory requirement under
            Article 6.7 of the Supply Agreement shall be reduced to * units upon execution of this Amendment and will be further reduced to * units upon receipt of the October 31, 1996 payment as set forth below.

      b) In consideration for the inventory reductions set forth is Section 6(b) above, WGL shall repay * of the advance payment made pursuant to Article 6.7 of the Supply Agreement as amended. Such payment to be made in equal installments on or before October 31, 1996 and December 31, 1996. Failure to make such payments will reinstate the inventory requirements of Article 6.7 of the Supply Agreement.

      7. Other Terms Remain in Effect/Conflict. Except as modified in this Amendment all terms and provisions of the Supply Agreement, shall remain in force and effect. In the event of a conflict between the terms of this amendment and the Supply Agreement, the Supply Agreement shall control.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Development Agreement to be executed in the manner appropriate to each.

WILSON GREATBATCH LTD.

By: /s/ Edward F. Voboril
   --------------------------------
   Edward F. Voboril. President

Dated: 5-23-96
      -----------------------------


MEDTRONIC, INC.

By: /s/ B Kristine Johnson
   --------------------------------
   B Kristine Johnson
   President
   Tachyarrythtmia Management Business

Dated: 6-3-96
      -----------------------------


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